SCHEDULE 14C

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SCHEDULE 14C INFORMATION

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AXA PREMIER VIP TRUST
(Name of Registrant as Specified in Its Charter)

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AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

AXA PREMIER VIP TRUST

INFORMATION STATEMENT DATED FEBRUARY 16, 2011

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about new investment sub-advisers for the Multimanager Aggressive Equity Portfolio (“Aggressive Equity Portfolio”), Multimanager Mid Cap Value Portfolio (“Mid Cap Value Portfolio”), Multimanager Small Cap Growth Portfolio (“Small Cap Growth Portfolio”), and Multimanager Small Cap Value Portfolio (“Small Cap Value Portfolio”), each, a series of AXA Premier VIP Trust (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of the Trust’s Prospectus or Statement of Additional Information, or its most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104, by calling 1-877-222-2144 or by visiting the Trust’s website at www.axa-equitablefunds.com

AXA Equitable Life Insurance Company (“AXA Equitable”) serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares and are located at 1290 Avenue of the Americas, New York, New York 10104. AXA Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees (“Board”) to select and replace investment sub-advisers for the Trust (“Advisers”) and to amend the advisory agreements between AXA Equitable and the Advisers without obtaining shareholder approval, subject to certain conditions. Accordingly, AXA Equitable is able, subject to the approval of the Board, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a regular meeting of the Board, the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust, the Investment Manager, the Advisers or the Distributors (“Independent Trustees”), unanimously approved the Investment Manager’s proposals to (1) terminate Wellington Management Company, LLP (“Wellington”) as an Adviser to an allocated portion of the Mid Cap Value Portfolio and appoint Diamond Hill Capital Management, Inc. (“Diamond Hill”) and Knightsbridge Asset Management, LLC (“Knightsbridge”) each as an Adviser to an allocated portion of the Mid Cap Value Portfolio; (2) terminate Eagle Asset Management, Inc. (“Eagle”) as an Adviser to an allocated portion of the Small Cap Growth Portfolio and appoint Morgan Stanley Investment Management Inc. (“MSIM”) and NorthPointe Capital, LLC (“NorthPointe”) each as an Adviser to an allocated portion of the Small Cap Growth Portfolio; and (3) appoint Horizon Asset Management, Inc. (“Horizon”) as an Adviser to an allocated portion of the Small Cap Value Portfolio. The Investment Manager’s proposals were based on certain factors including but not limited to the desire to replace Wellington and Eagle (together, “Replaced Advisers”) with Advisers that use investment styles that, in AXA Equitable’s view, are more complementary with the investment styles used by the other Advisers of the Mid Cap Value Portfolio and Small Cap Growth Portfolio, respectively; and to add Horizon as an Adviser to the Small Cap Value Portfolio who, in AXA Equitable’s view, has a complementary investment style to the current Advisers to that Portfolio. The other current Advisers of the Mid Cap Value Portfolio are BlackRock Investment Management, LLC (“BlackRock”) and Tradewinds Global Investors, LLC. The other current Advisers of the Small Cap Growth Portfolio are BlackRock and Wells Capital Management Inc. The other current Advisers of the Small Cap Value Portfolio are BlackRock, Franklin Advisory Services, LLC and Pacific Global Investment Management Company.

At a separate regular meeting of the Board, the Board, including the Independent Trustees, unanimously approved the Manager’s proposal to add Goodman & Co. NY Ltd. (“Goodman”), T. Rowe Price Associates, Inc. (“T. Rowe”) and Westfield Capital Management Company, L.P. (“Westfield”) as new Advisers to the Aggressive Equity Portfolio. The Manager noted that the Aggressive Equity Portfolio had acquired the assets of another Portfolio of the Trust in a substitution transaction (“Substituted Portfolio”) and each of the proposed new Advisers previously had provided services to the Substituted Portfolio. The Manager recommended the approval of Goodman, T. Rowe and Westfield as Advisers to the Aggressive Equity Portfolio based on certain factors, including but not limited to the historical performance returns of each Adviser’s allocated portion of the Substituted Portfolio, the fact that each Adviser would manage an allocated portion of the Aggressive Equity Portfolio utilizing the same or substantially identical investment strategies used to manage a portion of the Substituted Portfolio, and the fact that each Adviser’s advisory fee schedule for the Aggressive Equity Portfolio would be the same as the advisory fee schedule for the Substituted Portfolio. The other Advisers to the Aggressive Equity Portfolio are AllianceBernstein L.P., ClearBridge Advisors, LLC, Legg Mason Capital Management, Inc., and Marsico Capital Management, LLC. AXA Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of each of the Aggressive Equity Portfolio, Mid Cap Value Portfolio, Small Cap Growth Portfolio, and Small Cap Value Portfolio among the Advisers.

Factors Considered by the Board

In approving each advisory agreement (“Agreement”), the Board considered the overall fairness of the Agreement and whether the Agreement was in the best interest of the affected Portfolio and its shareholders. The Board further considered factors it deemed relevant with respect to each Portfolio, including, as applicable: (1) the nature, quality and extent of the services to be provided by the Adviser, including the Adviser’s resources, best execution policies and responsibilities under the relevant Agreement; (2) comparative performance information; (3) the level of the proposed advisory fees and expense ratios; (4) certain profitability information; (5) the anticipated effect of growth and size on the Portfolio’s performance and expenses, including whether the advisory fee schedules include breakpoints such that the Portfolio and its shareholders would benefit from economies of scale; and (6) the “fall out” benefits to be realized by the Adviser(s) and their respective affiliates (i.e., any direct or indirect benefits to be derived by the Adviser(s) and their respective affiliates from their relationship with the Portfolio) as well as relationships that may exist involving an Adviser and the Manager. In considering each Agreement, the Board did not identify any single factor or information as all-important or controlling. With respect to performance information, the Board evaluated the performance of comparable funds advised by each Adviser as compared to a peer group or an appropriate benchmark and, with respect to WCM, Goodman and T. Rowe, the historical performance of each Adviser’s portion of the Substituted Portfolio. The Board generally considered long-term performance more important than short-term performance. The Board also considered the level of the proposed advisory fees under each Agreement in light of the nature, quality and extent of the services to be provided by the relevant Adviser, including comparisons of the fees to comparable accounts adviser by the Adviser and, as applicable, the advisory fees paid by the Portfolio under the Old Agreement. The Board noted that the advisory fees were negotiated at arm’s length between the Manager and the Advisers and are paid by the Manager (not the Portfolios) and, thus, the management fee paid by each Portfolio would not change as a result of the approval of the Agreements. Accordingly, although the Board did not consider the Advisers’ costs and profitability as material to its deliberations, the Board evaluated the impact on the Manager’s profitability of the appointment of each Adviser as well as ancillary benefits to be derived by the Manager, each Adviser and their affiliates. Based on these considerations and the information described below, the Board was satisfied that each affected Portfolio and its shareholders would benefit from the respective Adviser’s management of an allocated portion of the Portfolio. Based on its review, the Board determined that the nature, quality and extent of the advisory services to be provided by each Adviser were appropriate for the respective Portfolio; that the performance of each Adviser’s comparable fund(s) has been reasonable in relation to the performance of a relevant benchmark or peer group for the period for which information was provided; that each Adviser’s proposed fee rate is fair and reasonable and would not result in an excessive level of profits to the Manager; that, in evaluating economies of scale, each Agreement was fair and reasonable; and that each Portfolio and its shareholders would benefit from the respective Adviser’s management of an allocated portion of the Portfolio. The Board concluded that each of these determinations supported a decision to approve the respective Agreement.

Based on the foregoing, the Board, including the Independent Trustees, unanimously approved each Agreement. As a result of the Board’s determination, Diamond Hill and Knightsbridge became the Advisers to the Mid Cap Value Portfolio effective as of January 14, 2011, MSIM and NorthPointe became the Advisers to the Small Cap Growth Portfolio effective as of January 14, 2011, and Horizon became the Adviser to the Small Cap Value Portfolio effective as of January 14, 2011. Goodman, T. Rowe and Westfield became Advisers to the Aggressive Equity Portfolio on September 20, 2010.

Information Regarding the Investment Advisory Agreements

With respect to the Agreements between AXA Equitable and Diamond Hill, Knightsbridge, MSIM and, NorthPointe, the terms of each Agreement are substantially similar to those of the Agreement between AXA Equitable and the relevant Replaced Adviser, except as to the effective date and compensation. With respect to the Agreements between AXA Equitable and Horizon, Goodman, T. Rowe and Westfield, the terms of each Agreement are substantially similar to those of the Agreements between AXA Equitable and the relevant Portfolio’s other Advisers, except as to the effective date and, with respect to the Horizon Agreement, compensation. Each Agreement provides that it will remain in effect for its initial two-year term and thereafter only so long as the Board, including a majority of the Independent Trustees, specifically approves its continuance at least annually. The Agreements can be terminated at any time, without the payment of any penalty, by the Board, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the respective Portfolio, on sixty days’ written notice to AXA Equitable and the Adviser, or by AXA Equitable or the Adviser on sixty days’ written notice to the Trust and the other party. Each Agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is terminated for any other reason. AXA Equitable (and not the Portfolios) is responsible for the payment of the advisory fee to each Adviser.

Each Agreement generally provides that the Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by the Adviser with respect to its respective Portfolio, except that nothing in the agreement limits the Adviser’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the Adviser in the performance of any of its duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s Prospectus, Statement of Additional Information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to its respective Portfolio, if such statement or omission was made in reliance upon information furnished by the Adviser to AXA Equitable or the Trust.

Under the Agreement between AXA Equitable and Wellington with respect to the Mid Cap Value Portfolio, dated as of July 31, 2006, as amended, Wellington received an advisory fee based on the assets of its allocated portion of the Mid Cap Value Portfolio as follows: 0.55% of the portion’s average daily net assets up to and including $150 million; and 0.45% of the portion’s average daily net assets in excess of $150 million. For the fiscal year ended December 31, 2010, Wellington received $328,377 in advisory fees with respect to the Mid Cap Value Portfolio.

Under the Agreement between AXA Equitable and Eagle with respect to the Small Cap Growth Portfolio, dated as of May 25, 2007, as amended, Eagle received an advisory fee based on the assets of its allocated portion of the Small Cap Growth Portfolio as follows: 0.575% of the portion’s average daily net assets up to and including $100 million; and 0.55% of the portion’s average daily net assets in excess of $100 million up to and including $200 million; and 0.50% of the portion’s average daily net assets in excess of $200 million. For the fiscal year ended December 31, 2010, Eagle received $1,276,533 in advisory fees with respect to the Small Cap Growth Portfolio.

Information Regarding the New Advisers

The following provides additional information about each new Adviser. Information is provided in Appendix A to this Information Statement with respect to advisory fees paid to each Adviser by comparable funds subject to the 1940 Act that it advises. For more information on the principal risks of investing in each Portfolio, please refer to the section “The Principal Risks of Investing in the Portfolio” of the Portfolio’s Summary Prospectus and the section “More About Investment Strategies & Risks” in the Trust’s Prospectus.

Diamond Hill Capital Management, Inc.

As one of the Advisers to the Mid Cap Value Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Mid Cap Value Portfolio (“Diamond Hill Allocated Portion”), Diamond Hill will invest primarily in common stocks of companies that it believes are selling for less than its appraisal of intrinsic value. Diamond Hill will typically invest in securities of approximately 40-70 companies whose market capitalization at initial purchase is between $500 million and $10 billion at the time of initial purchase or those securities that fall within the capitalization range of the Russell 2500 Index at the time of initial purchase.

It is anticipated that Chris Welch, CFA, Tom Schindler, CFA, and Chris Bingaman, CFA, will be responsible for the day-to-day management of the Diamond Hill Allocated Portion. Mr. Welch currently serves as Portfolio Manager and Co-Chief Investment Officer, positions he has held since 2005 and 2010, respectively. Mr. Schindler has held portfolio management responsibilities at Diamond Hill since 2000. Mr. Bingaman has held portfolio management responsibilities since 2001.

Diamond Hill is located at 325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215. Directors and principal executive officers of Diamond Hill include: Ric Dillon, Portfolio Manager, Chief Executive Officer and Co-Chief Investment Officer of Diamond Hill and Jim Laird, Chief Financial Officer of Diamond Hill. The address of each of these individuals is 325 John H. McConnell Blvd., Suite 200, Columbus, Ohio 43215. As of December 31, 2010, Diamond Hill had approximately $8.6 billion in assets under management.

For its services to the Mid Cap Value Portfolio, Diamond Hill will receive an advisory fee based on the assets of the Diamond Hill Allocated Portion as follows: 0.55% of the portion’s average daily net assets up to and including $50 million; 0.50% of the portion’s average daily net assets in excess of $50 million up to and including $100 million; 0.45% of the portion’s average daily net assets over $100 million. Had the new advisory fee been in effect during the fiscal year ended December 31, 2010 and Diamond Hill managed the assets that were allocated to the Replaced Adviser during that time, Diamond Hill would have received $479,313 in advisory fees, an approximately 46% increase as compared to the fee received by the Replaced Adviser.

Knightsbridge Asset Management, LLC

As one of the Advisers to the Mid Cap Value Portfolio, Knightsbridge invests opportunistically without regard to index characteristics and, where permitted, at times uses cash as a defensive tool. Knightsbridge believes that excess returns can be generated by exploiting investment anomalies or disruptive events that it believes have caused a company’s stock to become temporarily undervalued. Anomalies utilized are security specific and can be characterized by investor overreaction, forced turnover of the shareholder base, structured occurrence and a lack of available information. The investment team has conducted internal, statistical studies and references academic research that provides a rationale for anomalies utilized and they feel confident that these market inefficiencies will continue to be present in the future.

It is expected that John Prichard, CFA, Portfolio Manager and Principal of Knightsbridge, will be responsible for the day-to-day management of the portion of the Portfolio allocated to Knightsbridge (“Knightsbridge Portion”). Mr. Prichard has over fifteen years of investment experience. Mr. Prichard is supported by Alan T. Beimfohr, President and Chief Investment Officer of Knightsbridge who along with Mr. Pritchard oversee research efforts of the investment team, selecting stocks for inclusion in client portfolios, and making asset allocation decisions on a firm wide basis (i.e., determining mix of stocks and cash in client portfolios, as client portfolios may not be fully invested at all times.). The team is conversant with portfolio strategy and objectives, ensuring a high degree of continuity of portfolio management style and knowledge.

Knightsbridge is located at 660 Newport Center Drive, Suite 460, Newport Beach, California 92660. Messrs. Prichard and Beimfohr established Knightsbridge in 1998. Knightsbridge is employee-owned, with two individuals owning a 50% interest. Principal executive officers of Knightsbridge include Messrs. Prichard and Beimfohr. The address of each of these individuals is 660 Newport Center Drive, Suite 460, Newport Beach, California 92660. As of December 31, 2010, Knightsbridge had approximately $1.7 billion in assets under management.

For its services to the Mid Cap Value Portfolio, Knightsbridge will receive an advisory fee of 0.50% of the average daily net assets of portion of the Knightsbridge portion. Had the new advisory fee been in effect during the fiscal year ended December 31, 2010 and Knightsbridge managed the assets that were allocated to the Replaced Adviser during that time, Knightsbridge would have received $454,313 in advisory fees, an approximately 38% increase as compared to the fee received by the Replaced Adviser.

Morgan Stanley Investment Management Inc.

As one of the Advisers to the Small Cap Growth Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Portfolio (“MSIM Allocated Portion”), MSIM seeks to invest in high quality, established and emerging companies it believes have sustainable competitive advantages and the ability to redeploy capital at high rates of return. MSIM typically favors companies with rising returns on invested capital, above average business visibility, strong free cash flow generation and an attractive risk/reward profile. MSIM generally considers selling an investment when it determines the company no longer satisfies its investment criteria.

It is anticipated that MSIM’s Growth team will be responsible for the day-to-day management of the MSIM Allocated Portion, which consists of the following six members: Dennis Lynch, Managing Director since 1998; David Cohen, Managing Director since 1993; Sam Chainani, Managing Director since 1996; Alexander Norton, Executive Director since 2000; Jason Yeung, Executive Director since 2002; and Armistead Nash, Executive Director since 2002.

MSIM’s office is located at 522 Fifth Avenue, New York, New York 10036. MSIM is a 100% owned subsidiary of Morgan Stanley, the principal office of which is located at 1585 Broadway New York, NY 10036. Currently, employees own approximately 13% of Morgan Stanley. MSIM’s principal executive officers include: Gregory Fleming, President; Paul Julius, Chief Financial Officer and Treasurer; Chris O’Dell, General Counsel; and Mary Ann Picciotto, Chief Compliance Officer. MSIM’s directors are: Sara Furber, Chief Operating Officer, Long-Only business, James Janover, Global Head of MSIM Risk, and Edmond Moriarty, Chief Operating Officer. The address of each of these individuals is 522 Fifth Avenue, New York, New York 10036. As of December 31, 2010, MSIM had approximately $272.2 billion in assets under management.

For its services to the Small Cap Growth Portfolio, MSIM will receive an advisory fee of 0.60% of the average daily net assets of the MSIM Allocated Portion. Had the new advisory fee been in effect during the fiscal year ended December 31, 2010 and MSIM managed the assets that were allocated to the Replaced Adviser during that time, MSIM would have received $1,566,126 in advisory fees, an approximately 23% increase as compared to the fee received by the Replaced Adviser.

NorthPointe Capital, LLC

As one of the Advisers to the Small Cap Growth Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Portfolio (“NorthPointe Allocated Portion”), NorthPointe will invest primarily in the common stock of small-capitalization companies that exhibit quality growth characteristics. NorthPointe’s investment philosophy is rooted in the belief that strong fundamental research, combined with quantitative risk control, is the key to stock selection.

The NorthPointe Focused Small Cap Growth team is responsible for the day-to-day management of the NorthPointe Allocated Portion. The team is comprised of portfolio managers Carl Wilk and Karl Knas and supported by the Adviser’s research analysts and other investment professionals. Messrs. Wilk and Knas are jointly and primarily responsible for making recommendations for the NorthPointe Allocated Portion. Mr. Wilk has been a Portfolio Manager and member of the Adviser’s Investment Committee since April 2002. Mr. Knas has been a Portfolio Manager and member of the Adviser’s Investment Committee since February 2003.

NorthPointe is located at 101 West Big Beaver Road, Suite 745, Troy, Michigan 48084. NorthPointe is owned by NorthPointe Holdings, LLC, 101 West Big Beaver Road, Suite 745, Troy, Michigan 48084, which is 100% employee-owned by the firm’s eleven partners. The Managing Member and principal executive officers of NorthPointe include Peter J. Cahill, Chief Investment Officer and Portfolio Manager; Michael P. Hayden, Chief Executive Officer and Managing Member; and Terry H. Gardner, Chief Operating Officer and Chief Financial Officer. The address of each of these individuals is 101 West Big Beaver Road, Suite 745, Troy, Michigan 48084. As of December 31, 2010, NorthPointe had approximately $1.3 billion in assets under management.

For its services to the Small Cap Growth Portfolio, NorthPointe will receive an advisory fee based on the assets of the NorthPointe Allocated Portion as follows: 0.50% of the portion’s average daily net assets up to and including $100 million; and 0.40% of the portion’s average daily net assets over $100 million. Had the new advisory fee been in effect during the fiscal year ended December 31, 2010 and NorthPointe Hill managed the assets that were allocated to the Replaced Adviser during that time, NorthPointe would have received $1,144,084 in advisory fees, an approximately 10% decrease as compared to the fee received by the Replaced Adviser.

Horizon Asset Management, Inc.

As one of the Advisers to the Small Cap Value Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Portfolio (“Horizon Allocated Portion”), Horizon will seek to invest in small capitalization companies with long product life cycles and insulated business models that possess the ability to generate high, sustainable returns on invested capital. Generally, Horizon invests in such companies when they are trading at a discount to Horizon’s estimates of their intrinsic values. Horizon will typically hold approximately 30-50 securities and although the focus of the Portfolio is equities, the Horizon Allocated Portion may invest in other parts of the capital structure when the research process identifies opportunities that may offer superior risk/return.

It is anticipated that Murray Stahl will responsible for the day-to-day management of the Horizon Allocated Portion. Mr. Stahl currently serves as Chairman and Chief Investment Officer of Horizon. Mr. Stahl, a co-founder, has over thirty years of investing experience and, in addition to overseeing the Horizon Research Team, is Chairman of Horizon’s Investment Committee, which is responsible for portfolio management decisions.

Horizon is located at 470 Park Avenue South, New York, New York 10016. Directors and principal executive officers of Horizon include Murray Stahl, Chairman and Chief Investment Officer; Doug Kramer, Chief Executive Officer and Executive Committee Member; Steve Bregman, President and Executive Committee Member; Tom Ewing, Managing Director and Executive Committee Member; Hugh Ross, Chief Operating Officer and Executive Committee Member. The address of each of these individuals is 470 Park Avenue South, New York, New York 10016. As of December 31, 2010, Horizon had approximately $5.2 billion in assets under management.

For its services to the Small Cap Value Portfolio, Horizon will receive an advisory fee based on the assets of the Horizon Allocated Portion as follows: 0.60% of the portion’s average daily net assets up to and including $50 million; 0.50% of the portion’s average daily net assets in excess of $50 million up to and including $100 million; 0.45% of the portion’s average daily net assets over $100 million.

Westfield Capital Management Company, L.P.

As one of the Advisers to the Aggressive Equity Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Portfolio (“WCM Allocated Portion”), WCM will invest primarily in common stocks of companies that it believes are reasonably-priced with high foreseen earnings potential. WCM will typically invest in securities of approximately 35-50 companies whose market capitalization at initial purchase is each above $6 billion at the time of initial purchase.

It is anticipated that WCM’s Investment Committee will be responsible for the day-to-day management of the WCM Allocated Portion, which consists of the five members listed below and WCM’s other security analysts. Industry sectors are divided among the committee members. The five primary members of the Investment Committee are listed below:

Arthur J. Bauernfeind	Chairman (1990-present). Mr. Bauernfeind covers macroeconomic events for the WCM Allocated Portion.

William A. Muggia	President, CEO and CIO and Partner (1994-present). Mr. Muggia covers the Healthcare and Energy sectors for the WCM Allocated Portion and is the lead member of the Investment Committee.

Ethan J. Meyers	Partner (1999-present). Mr. Meyers is responsible for covering the Financials sector and the consumer services industry of the WCM Allocated Portion.

Scott R. Emerman	Partner (2002-present). Mr. Emerman is responsible for covering the Consumer Discretionary and Consumer Staples sectors for the WCM Allocated Portion.

Matthew Strobeck	Partner (2003-Present). Mr. Strobeck is responsible for covering the Healthcare sector for the WCM Allocated Portion.

WCM is located at One Financial Center, Boston, Massachusetts 02111. WCM is employee owned. Directors and principal executive officers of WCM include: Arthur J. Bauernfeind, Chairman and Director of WCM; William A. Muggia, President, Chief Executive Officer, Chief Investment Officer and Director of WCM; Karen A. DiGravio, Partner, Chief Financial Officer, Chief Compliance Officer and Director of WCM; Morton L. Fearey, II, Partner, Director of Marketing & Client Service and Director of WCM; Matthew W. Strobeck, Partner and Director of WCM; John Montgomery, Partner and Portfolio Strategist of WCM. The address of each of these individuals is One Financial Center, Boston, Massachusetts 02111. As of December 31, 2010, Westfield had approximately $15.06 billion in assets under management.

For its services to the Aggressive Equity Portfolio, WCM will receive an advisory fee based on the assets of the WCM Allocated Portion as follows: 0.50% of the portion’s average daily net assets up to and including $50 million; 0.40% of the portion’s average daily net assets in excess of $50 million up to and including $500 million; 0.35% of the portion’s average daily net assets over $500 million. The new advisory fee is the same advisory fee that was in effect during the fiscal year ended December 31, 2010 for the Substituted Portfolio.

Goodman & Co. NY Ltd.

As one of the Advisers to the Aggressive Equity Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Portfolio (“Goodman Allocated Portion”), Goodman generally will invest in companies that demonstrate the strongest earnings growth relative to the overall market and company peer group. Goodman expects to invest in securities of approximately 20 to 40 companies with an emphasis on strong company fundamentals, high earnings growth and growth sustainability to maximize returns.

It is expected that Noah Blackstein will be responsible for the day-to-day management of the Portfolio. Mr. Blackstein is a Vice President of Goodman and joined Goodman in 1997 as a portfolio manager. Mr. Blackstein has more than 14 years of securities business experience, 11 of which have been with Goodman.

Goodman is located at 1 Adelaide Street East, Toronto, Ontario, Canada M5C2V9. Goodman is a wholly owned subsidiary of Dundee Wealth Management, Ltd., 1 Adelaide Street East, Toronto, Ontario, Canada M5C2V9, a Toronto Stock Exchange listed company. Directors and principal executive officers of Goodman include David J. Goodman, President, Executive Chairman, Chief Executive Officer and Director; John Pereira, Executive Vice President and Chief Financial Officer; David A. Whyte, Vice Chairman and Chief Operating Officer; Amy J. Satov, Executive Vice President; and Bruno Carchidi, Vice President and Chief Compliance Officer. The address of each of these individuals is 1 Adelaide Street East, Toronto, Ontario, Canada M5C2V9. As of December 31, 2010, Goodman had approximately $47.5 billion in assets under management.

For its services to the Aggressive Equity Portfolio, Goodman will receive an advisory fee based on the assets of the Goodman Allocated Portion as follows: 0.40% of the portion’s average daily net assets up to and including $100 million; 0.35% of the portion’s average daily net assets over $100 million and up to and including $200 million; 0.27% of the portion’s average daily net assets over $200 million. The new advisory fee is the same advisory fee that was in effect during the fiscal year ended December 31, 2010 for the Substituted Portfolio.

T. Rowe Price Associates, Inc.

As one of the Advisers to the Aggressive Equity Portfolio, while seeking to achieve the Portfolio’s investment objective of long-term capital growth in its allocated portion of the Portfolio (“T. Rowe Allocated Portion”), T. Rowe Price will look for companies with an above-average rate of earnings and cash flow growth and a lucrative niche in the economy that gives them the ability to sustain earnings momentum even during times of slow economic growth.

An Investment Advisory Committee will be responsible for the day-to-day management of the T. Rowe Allocated Portion. Robert W. Sharps, lead Portfolio Manager, will have primary responsibility for managing the T. Rowe Allocated Portion and will work with the committee in developing and executing the portion’s investment program. Mr. Sharps has been chairman of the committee since 2002. He joined T. Rowe Price in 1997 and has been managing investments since 1999.

T. Rowe Price is located at 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price is a direct wholly-owned subsidiary of the T. Rowe Price Group located at 100 East Pratt Street, Baltimore, Maryland 21202. Directors

of T. Rowe Price include Edward C. Bernard Vice Chairman of the Board of T. Rowe Price Group, James A.C. Kennedy President and Chief Executive Officer of T. Rowe Price Group; John R. Gilner, Chief Compliance Officer; Brian C. Rogers, Chief Investment Officer and Chairman of the Board of T. Rowe Price Group; Kenneth V. Moreland, Chief Financial Officer; David Oestreicher, Chief Legal Officer; William J. Stromberg, Director and Timothy S. Dignana, Treasurer. The address of each of these individuals is 100 East Pratt Street, Baltimore, Maryland 21202. As of December 31, 2010, T. Rowe Price and its affiliates had approximately $482 billion in assets under management.

For its services to the Aggressive Equity Portfolio, T. Rowe Price will receive an advisory fee based on the T. Rowe Allocated Portion’s assets as follows: 0.40% of the portion’s average daily net assets up to and including $250 million; 0.375% of the portion’s average daily net assets in excess of $250 million up to and including $500 million; and 0.35% of the portion’s average daily net assets in excess of $500 million. The new advisory fee is the same advisory fee that was in effect during the fiscal year ended December 31, 2010 for the Substituted Portfolio.

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board, each Portfolio of the Trust may engage in brokerage transactions with brokers that are affiliates of the Investment Manager or the Advisers, with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Investment Manager or Advisers. For the fiscal year ended December 31, 2010, the Portfolios paid the following brokerage commissions to brokerage affiliates of AXA Equitable: the Aggressive Equity, Mid Cap Value and Small Cap Growth Portfolios paid $604, $128 and $5,964, respectively, to Sanford C. Bernstein & Co. LLC; the Mid Cap Value Portfolio paid $150 to Williams Capital Group; and the Small Cap Growth Portfolio paid $4,420 to Raymond James & Associates, Inc.

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of January 31, 2011. AXA Equitable is organized as a New York corporation and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company. As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each Portfolio. As of January 31, 2011, the Trustees and Officers of the Trust owned Contracts entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of each of the Aggressive Equity Portfolio, Mid Cap Value Portfolio, Small Cap Growth Portfolio and Small Cap Value Portfolio.

The following table sets forth information regarding the shareholders who owned beneficially or of record 5% or more of any class of shares of each of the Mid Cap Value Portfolio, Small Cap Growth Portfolio and Small Cap Value Portfolio as of January 31, 2011. There were no shareholders who owned 5% or more of the outstanding shares of any class of the Aggressive Equity Portfolio as of January 31, 2011.

Shareholder	Portfolio/Class	Number of Shares Owned	Percentage of Class
AXA Aggressive Equity Portfolio*	Mid Cap Value – Class A	600,620.18	9.31%
AXA Conservative Allocation Portfolio*	Mid Cap Value – Class A	395,391.68	6.13%
AXA Moderate Allocation Portfolio*	Mid Cap Value – Class A	1,223,311.21	18.97%
AXA Moderate-Plus Allocation Portfolio*	Mid Cap Value – Class A	1,33,692.19	20.64%
Target 2025 Allocation Portfolio*	Mid Cap Value – Class A	347,422.04	5.39%
AXA Aggressive Allocation Portfolio*	Small Cap Growth – Class A	8,331,424.04	18.88%
AXA Moderate Allocation Portfolio*	Small Cap Growth – Class A	10,145,747.88	22.99%

Shareholder	Portfolio/Class	Number of Shares Owned	Percentage of Class
AXA Moderate-Plus Allocation Portfolio*	Small Cap Growth – Class A	23,911,045.44	54.17%
AXA Moderate Allocation Portfolio*	Small Cap Value – Class A	3,138,660.22	14.85%

*	The address of each Portfolio is 1290 Avenue of the Americas, New York, New York 10104.

A copy of the Trust’s 2010 Annual Report is enclosed.

Appendix A

The charts below provide information regarding the advisory fees charged by each Adviser to comparable funds that it advises. No information is provided with respect to Knightsbridge Asset Management, LLC, Horizon Asset Management, Inc. and NorthPointe Capital, LLC because they currently do not advise any other comparable funds subject to the Investment Company Act of 1940, as amended.

Diamond Hill Capital Management, Inc.

Name of Fund	Net Assets (as of 11/30/10)	Advisory Fee Rate (% of net assets)
Diamond Hill Small-Mid Cap Fund	$61.5 million	0.75%

Morgan Stanley Investment Management Inc.

Name of Fund	Net Assets (as of 11/30/10)	Advisory Fee Rate (% of net assets)
UIF Small Company Growth Portfolio	$28.0 million	0.92% in the first $1 billion; 0.85% on the next $500 million; 0.80% in excess of $1.5 billion

Morgan Stanley Special Growth Fund	$43.1 million	0.92% in the first $1 billion; 0.85% on the next $500 million; 0.80% in excess of $1.5 billion

MSIF Inc. Small Company Growth Portfolio	$1.65 billion	0.92% in the first $1 billion; 0.85% on the next $500 million; 0.80% in excess of $1.5 billion

Westfield Capital Management Company LP

Name of Fund	Net Assets (as of 1/31/11)	Advisory Fee Rate (% of net assets)
CGCM Large Cap Growth Fund	$1.88 billion	0.35% per annum on the first $300 million and 0.30% thereafter, based on the average daily net value

Vantagepoint Growth Fund	$1.97 billion	0.35% per annum on the first $300 million and 0.30% thereafter, based on the average daily net value

Goodman & Co. NY Ltd.

Name of Fund	Net Assets (as of 1/31/11)	Advisory Fee Rate (% of net assets)
Dynamic US Growth Fund	$38.0 million	0.25% on first $150 million; and 0.50% in excess of $150 million

A-1

T. Rowe Price Associates, Inc.

Name of Fund	Net Assets (as of 1/31/11)	Advisory Fee Rate (% of net assets)
T. Rowe Price Institutional Large-Cap Growth Fund	$2.65 billion	0.55%

Advanced Series Trust-AST T. Rowe Price Large Cap Growth Portfolio	$1.63 billion	0.40% on first $250 million; 0.375% on next $250million; 0.35% on assets above $500 million Reset to 0.35% on all assets once assets exceed $1 billion (1)

Homestead Funds, Inc. – Homestead Growth Fund	$31.1 million	0.50% on average daily net assets up to $50 million; 0.40% on next $50 million; 0.40 on all assets once assets exceed $100 million; when assets exceed $250 million, 0.375% on all assets above $250 million

(1)

Fees payable under the subadvisory agreement are subject to a group fee waiver. Pursuant to the terms of the agreement, assets between $750 million and $1.5 billion are subject to a 5% fee reduction; assets between $1.5 billion and $3 billion are subject to a 7.5 % fee reduction; and assets greater than $3 billion are subject to a 10% fee reduction.

2